Exhibit 10.21

Extended Stay America, Inc.

2013 LONG-TERM INCENTIVE PLAN

(Adopted as of             , 2013)

1.	Purpose.

The purpose of the Plan is to assist the Company to attract, retain, incentivize and motivate officers and employees of, consultants to, and non-employee directors providing services to, the Company and its Subsidiaries and Affiliates and to promote the success of the Company’s business by providing such participating individuals with a proprietary interest in the performance of the Company, its Subsidiaries and Affiliates. The Company believes that this incentive program will cause participating officers, employees, consultants and non-employee directors to increase their interest in the welfare of the Company, its Subsidiaries and Affiliates and to align those interests with those of the stockholders of the Company, its Subsidiaries and Affiliates.

2.	Definitions. For purposes of the Plan:

2.1. “Affiliate” shall mean any entity that the Company, either directly or indirectly through one or more intermediaries, is in common control with, is controlled by or controls, each within the meaning of the Securities Act.

2.2. “Award” means, individually or collectively, a grant of an Option, Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.

2.3. “Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.4. “Blackstone” means Blackstone Real Estate Partners VI L.P and its affiliates.

2.5. “Board” means the Board of Directors of the Company.

2.6. “Cause” means, with respect to the Termination of a Participant by the Company or any Subsidiary of the Company that employs such individual or to which the Participant performs services (or by the Company on behalf of any such Subsidiary), such Participant’s (i) refusal or neglect to perform substantially his or her employment-related duties or services, (ii) personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment or services to the Company or its Subsidiaries which does not adversely affect the Company and its Subsidiaries or its reputation or the ability of the Participant to perform his or her employment-related duties or services or to represent the Company or any Subsidiary of the Company that employs such Participant or to which the Participant performs services), (iv) failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries or (v) material breach of any written covenant or agreement with the Company or any of its Subsidiaries not to disclose any information pertaining to the Company or such Subsidiary or not to compete or interfere with the Company or such Subsidiary; provided that, in the case of any Participant who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or any Subsidiary, “Cause” shall have the meaning, if any, specified in such agreement.

2.7. “Centerbridge” means Centerbridge Partners, LP and its affiliates.

2.8. “Change in Capitalization” means any increase or reduction in the number of Paired Shares, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Paired Shares, a change in value) in the Paired Shares, the elimination of the Pairing of the Paired Shares or any change in the ratio in Company Common Shares to Class B REIT Shares in accordance with the terms of the Pairing Agreement, the Company Charter and the ESH REIT Charter, or any exchange of Paired Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or any similar corporate event or transaction.

2.9. “Change in Control” means the occurrence of any of the following:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any Person, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 2.7(a), the acquisition of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, (iii) any of the Principal Stockholders, or (iv) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b) The individuals who, as of the effective date of this Plan are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest;

(c) The consummation of:

(1)	A merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a Non-Control Transaction. A “Non-Control Transaction” shall mean a Merger in which:

i.	the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

ii.	the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

iii.	no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, (4) any Principal Stockholder or (5) any Person who, immediately prior to the Merger, had Beneficial Ownership of Voting Securities representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(2)	A complete liquidation or dissolution of the Company; or

(3)	The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and, after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.10. “Class B REIT Share” means one Class B share of common stock, par value $0.01 per share, of ESH REIT.

2.11. “Code” means the Internal Revenue Code of 1986, as amended.

2.12. “Committee” means the Committee which administers the Plan as provided in Section 3.

2.13. “Company” means Extended Stay, Inc., a Delaware corporation, or any successor thereto.

2.14. “Company Charter” means the articles of incorporation of the Company.

2.15. “Company Common Share” means one share of common stock, par value $.01 per share, of the Company.

2.16. “Consultant” means any consultant or advisor who is a natural person and who renders services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities, but who is not an Employee or Director.

2.17. “Corporate Transaction” means (a) a merger, consolidation, reorganization, recapitalization or other similar change in the capital stock of the Company or ESH REIT; (b) a liquidation or dissolution of the Company or ESH REIT; or (c) a Change in Control.

2.18. “Covered Employee” means, for any Performance Period:

(a) an Employee who

(a) as of the beginning of the Performance Period is an officer subject to Section 16 of the Exchange Act, and

(b) prior to determining Performance Objectives for the Performance Period pursuant to Section 9, the Committee designates as a Covered Employee for purposes of this Plan; provided that, if the Committee does not make the designation in clause (ii) for a Performance Period, all Employees described in clause (i) shall be deemed to be Covered Employees for purposes of this Plan, and

(b) any other Employee that the Committee designates as a Covered Employee for purposes of this Plan.

2.19. “Director” means a member of the Board or the Board of Directors of ESH REIT.

2.20. “Disability” means permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing provisions of this Section 2.17, in the event any Award is considered to be “deferred compensation” as that term is defined under Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.21. “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

2.22. “Dividend Equivalent Right” means a right to receive cash or Paired Shares based on the value of dividends that are paid with respect to Paired Shares.

2.23. “Effective Date” means the date of the Plan’s approval by the Company’s stockholders on [        ][    ], 2013.

2.24. “Eligible Individual” means any Employee, Director or Consultant.

2.25. “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or any Subsidiary, or between the Company and any Subsidiaries.

2.26. “ESH REIT” means ESH Hospitality, Inc., a Delaware corporation and Subsidiary of the Company.

2.27. “ESH REIT Charter” means the certificate of incorporation of ESH REIT.

2.28. “ESH REIT Long-Term Incentive Plan” means the ESH Hospitality, Inc. 2013 Long-Term Incentive Plan, as may be amended from time to time.

2.29. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.30. “Fair Market Value” on any date means:

(a) if the Paired Shares are listed for trading on the New York Stock Exchange, the closing price at the close of the primary trading session of the Paired Shares on such date on the New York Stock Exchange, or if there has been no such closing price of the Paired Shares on such date, on the next preceding date on which there was such a closing price;

(b) if the Paired Shares are not listed for trading on the New York Stock Exchange, but are listed on another national securities exchange, the closing price at the close of the primary trading session of the Paired Shares on such date on such exchange, or if there has been no such closing price of the Paired Shares on such date, on the next preceding date on which there was such a closing price;

(c) if the Paired Shares are not listed on the New York Stock Exchange or on another national securities exchange, the last sale price at the end of normal market hours of the Paired Shares on such date as quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or, if no such price shall have been quoted for such date, on the next preceding date for which such price was so quoted; or

(d) if the Paired Shares are not listed for trading on a national securities exchange or are not authorized for quotation on NASDAQ, the fair market value of the Paired Shares as determined in good faith by the Committee, and in the case of Incentive Stock Options, in accordance with Section 422 of the Code.

2.31. “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.32. “Initial Public Offering” means the consummation of the first public offering of Paired Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the United States Securities and Exchange Commission.

2.33. “Nonemployee Director” means a Director of the Board who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.34. “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

2.35. “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

2.36. “Option Price” means the price at which a Paired Share may be purchased pursuant to an Option.

2.37. “Outside Director” means a Director of the Board who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.38. “Paired Share” means one Company Common Share and one Class B REIT Share, which interests are attached and trade together, and as such Paired Share may be adjusted pursuant to the provisions of Section 12 of the Plan.

2.39. “Pairing Agreement” means the Pairing Agreement by and between the Company and ESH REIT dated as of [        ][     ], 2013, as may be amended from time to time.

2.40. “Parent” means any corporation which is a “parent corporation” (within the meaning of Section 424(e) of the Code) with respect to the Company.

2.41. “Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

2.42. “Paulson” means Paulson & Co. Inc. and its affiliates.

2.43. “Performance Awards” means Performance Share Units, Performance Units, Performance-Based Restricted Stock or any or all of them.

2.44. “Performance-Based Compensation” means any Award that, pursuant to Section 14.3, is intended to constitute “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

2.45. “Performance-Based Restricted Stock” means Paired Shares issued or transferred to an Eligible Individual under Section 9.2.

2.46. “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

2.47. “Performance Objectives” means the objectives set forth in Section 9.3 for the purpose of determining, either alone or together with other conditions, the degree of payout and/or vesting of Performance Awards.

2.48. “Performance Share Units” means Performance Share Units granted to an Eligible Individual under Section 9.1(b).

2.49. “Performance Units” means Performance Units granted to an Eligible Individual under Section 9.1(a).

2.50. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act.

2.51. “Plan” means this Extended Stay America, Inc. 2013 Long-Term Incentive Plan, as amended from time to time.

2.52. “Plan Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 15 hereof.

2.53. “Principal Stockholders” include each of the Blackstone, Centerbridge and Paulson.

2.54. “Reimbursement Agreement” means that certain Reimbursement Agreement by and between the Company and ESH REIT, as may be amended from time to time.

2.55. “Restricted Stock” means Paired Shares issued or transferred to an Eligible Individual pursuant to Section 8.1.

2.56. “Restricted Stock Units” means rights granted to an Eligible Individual under Section 8.2 representing a number of hypothetical Paired Shares.

2.57. “Securities Act” means the Securities Act of 1933, as amended.

2.58. “Share Award” means an Award of Paired Shares granted pursuant to Section 10.

2.59. “Stock Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Paired Shares as provided in Section 6 hereof.

2.60. “Subsidiary” means (a) except as provided in subsection (b) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company and (b) in relation to the eligibility to receive Awards other than Incentive Stock Options and continued employment or the provision of services for purposes of Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns at least 25% of the outstanding equity or other ownership interests.

2.61. “Ten-Percent Shareholder” means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.

2.62. “Termination”, “Terminated” or “Terminates” shall mean (a) with respect to a Participant who is an Employee, the date such Participant ceases to be employed by the Company and its Subsidiaries, (b) with respect to a Participant who is a Consultant, the date such Participant ceases to provide services to the Company and its Subsidiaries or (c) with respect to a Participant who is a Director, the date such Participant ceases to be a Director, in each case, for any reason whatsoever (including by reason of death, Disability or adjudicated incompetency). Unless otherwise set forth in an Award Agreement, (a) if a Participant is both an Employee and a Director and terminates as an Employee but remains as a Director, the Participant will be deemed to have continued in employment without interruption and shall be deemed to have Terminated upon ceasing to be a Director and (b) if a Participant who is an Employee or a Director ceases to provide services in such capacity and becomes a Consultant, the Participant will thereupon be deemed to have been Terminated.

2.63. “Transition Period” means the period beginning with an Initial Public Offering and ending as of the earlier of:

(a) the date of the first annual meeting of stockholders of the Company at which Directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Initial Public Offering occurs; and

(b) the expiration of the “reliance period” under Treasury Regulation Section 1.162-27(f)(2).

3.	Administration.

3.1. Committee; Procedure. The Plan shall be administered by a Committee which, until the Board appoints a different Committee, shall be the Compensation Committee of the Board. The Committee may adopt such rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan. The Committee shall consist of at least two (2) Directors of the Board and may consist of the entire Board; provided, however, that (a) if the Committee consists of less than the entire Board, then, with respect to any Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors of the Board, each of whom shall be a Nonemployee Director and (b) to the extent necessary for any Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors of the Board, each of whom shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director or an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.

3.2. Board Reservation and Delegation.

(a) Except to the extent necessary for any Award intended to qualify as Performance-Based Compensation to so qualify, the Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. To the extent the Board has reserved to itself or exercises the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board.

(b) Subject to applicable law, the Board may delegate, in whole or in part, any of the authority of the Committee hereunder(subject to such limits as may be determined by the Board) to any individual or committee of individuals (who need not be Directors), including without limitation the authority to make Awards to Eligible Individuals who are not officers or directors of the Company or any of its Subsidiaries and who are not subject to Section 16 of the Exchange Act. To the extent that the Board delegates any such authority to make Awards as provided by this Section 3.2(b), all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate.

3.3. Committee Powers. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a) select those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Paired Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

(b) select those Eligible Individuals to whom other Awards shall be granted under the Plan, determine the type of Award, the number of Paired Shares or amount of cash in respect of which each Award is granted and the terms and conditions (which need not be identical) of each such Award and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

(c) construe and interpret the Plan and the Awards granted hereunder, establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise make the Plan fully effective;

(d) determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a Termination for purposes of the Plan;

(e) cancel, with the consent of the Participant, outstanding Awards or as otherwise permitted under the term of the Plan;

(f) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(g) generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive, Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the

Eligible Individuals to receive Awards under the Plan and the terms and provision of Awards under the Plan. All decisions and determinations by the Committee in the exercise of the above powers shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other persons having any interest therein.

Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Committee may determine the terms and conditions of Awards and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.

3.4. Indemnification. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

3.5. No Repricing of Options or Stock Appreciation Rights. The Committee shall have no authority to make any adjustment (other than in connection with a Change in Capitalization, a Corporate Transaction or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants or other means, unless the Company’s stockholders shall have approved such adjustment or amendment.

3.6. Coordination with ESH REIT.

(a) Notwithstanding anything to the contrary herein, any Award granted under the Plan, shall be made subject to the approval of either (x) the Board of Directors of ESH REIT or (y) a committee of the Board of Directors of ESH REIT composed solely of at least two (2) directors of the Board of Directors of ESH REIT, each of whom shall be a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and the agreement of ESH REIT to issue a Class B REIT Share upon the grant, exercise or settlement of the Award, as applicable. The Company’s obligation to the Participant in respect of such Award shall be limited to the issuance of a Company Common Share or payment in lieu thereof at the time of grant, exercise or settlement of the Award, as applicable.

(b) Notwithstanding that Awards under the Plan are denominated in respect of Paired Shares, unless the context clearly indicates otherwise (i) any references in the Plan to the issuance or delivery of, or payment in the form of, a Paired Share shall be deemed to be references to the issuance, delivery or payment of a Company Common Share by the Company

(and the issuance, delivery or payment of a Class B REIT Share by ESH REIT), which Company Common Share shall be paired with the Class B REIT Share as and when it is issued by ESH REIT in respect of such Award and (ii) any reference to a payment in respect of a Paired Share shall be deemed to a reference to a payment in respect of a Company Common Share by the Company (and the issuance, delivery or payment of a Class B REIT Share by ESH REIT), any such payment to be based on the relative values of a Company Common Share and a Class B REIT Share at the relevant time, as determined by the Committee.

(c) If any award made under the ESH REIT Long-Term Incentive Plan is made subject to the approval of the Board or the Committee under this Plan, the Board or the Committee may approve the terms of such award and the issuance of a Company Common Share under this Plan upon the grant, exercise or settlement of such award, as applicable.

(d) Notwithstanding anything to the contrary, any grants of Awards and any issuance of Company Common Shares by the Company and Class B REIT Shares by ESH REIT shall be subject to the terms and conditions as set forth in the Reimbursement Agreement.

4.	Stock Subject to the Plan; Grant Limitations.

4.1. Aggregate Number of Shares Authorized for Issuance. Subject to any adjustment as provided in the Plan, the Company Common Shares to be issued by the Company as part of the Paired Shares under the Plan may be, in whole or in part, authorized but unissued Company Common Shares or issued Company Common Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Company Common Shares that may be made the subject of Awards of Paired Shares granted under the Plan shall not exceed [[             ]% of the total number of Paired Shares outstanding as of the IPO], no more than [            ]% of which may be granted as Incentive Stock Options. Any Company Common Shares related to an award of Paired Shares granted under this Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Company Common Shares shall become available for Award under this Plan.

4.2. Individual Participant Limit. With respect to Awards granted following the last day of the Transition Period (or, if later, the date the Plan is approved by the Company’s stockholders for purposes of Section 162(m)), (a) the aggregate number of Company Common Shares that may be the subject of Options, Stock Appreciation Rights, Performance-Based Restricted Stock and Performance Share Units granted to an Eligible Individual in any calendar year (or in respect of the calendar year during which the Transition Period expires, the remainder of such calendar year) may not exceed [ ]and (b) the maximum dollar amount of cash or the Fair Market Value of Paired Shares that any individual may receive in any calendar year (or in respect of the calendar year during which the Transition Period expires, the remainder of such calendar year) in respect of Performance Units may not exceed [$ ].

4.3. Calculating Shares Available. The Committee shall determine the appropriate method for determining the number of Company Common Shares available for grants of Awards under the Plan, subject to the following:

(a) Except as provided in Section 4.3(b), in connection with the granting of an Option, a Stock Appreciation Right (other than a Stock Appreciation Right related to an Option) or a Share Award, or the granting of an Award of Restricted

Stock Units, Restricted Stock, Performance-Based Restricted Stock or Performance Share Units, the number of Company Common Shares available under this Section 4 for the granting of further Awards shall be reduced by the number of Company Common Shares in respect of which the Award is granted or denominated.

(b) In the event that an Award is granted that, pursuant to the terms of the Award Agreement, cannot be settled in Paired Shares such that the Company would not issue the Company Common Shares in settlement of such Award, the aggregate number of Company Common Shares that may be made the subject of Awards under the Plan shall not be reduced. Any Company Common Shares related to an Award granted under this Plan that (i) terminates by expiration, forfeiture, cancellation or otherwise without the issuance of Company Common Shares, (ii) is settled in cash in lieu of Company Common Shares, or (iii) is exchanged with the Committee’s permission, prior to the issuance of Company Common Shares, for an Award pursuant to which no Company Common Shares may be issued, shall again be available for Awards under this Plan.

(c) The number of Company Common Shares tendered or withheld (i) to pay all or a portion of the Option Price of an Option granted under this Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan, shall become available again for grant under this Plan.

(d) Director Grant Limit. Except for grants made in connection with the Initial Public Offering, the maximum Fair Market Value of Paired Shares underlying an Award that any Director may receive in any calendar year may not exceed [$             ].

5.	Stock Options.

5.1. Authority of Committee. Subject to Section 3.6, the Committee may grant Options to Eligible Individuals in accordance with the Plan, the terms and conditions of the grant of which shall be set forth in an Award Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any of its Subsidiaries on the date the Incentive Stock Option is granted. The terms and conditions of any grants of Options as set forth in an Award Agreement shall comply with Section 409A of the Code and all regulations and other guidance issued thereunder.

5.2. Option Price. The Option Price or the manner in which the exercise price is to be determined for Paired Shares under each Option shall be determined by the Committee and set forth in the Award Agreement; provided, however, that the exercise price per Paired Share under each Option shall not be less than the greater of (i) the par value of a Paired Share and (ii) 100% of the Fair Market Value of a Paired Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).

5.3. Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and a Nonqualified Stock Option

shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, further, however, that unless the Committee provides otherwise, an Option (other than an Incentive Stock Option) may, upon the death of the Participant prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Participant’s death, even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the period within which the Option may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Option could have been exercised and the 10th anniversary of the date of grant of the Option.

5.4. Vesting. The Committee shall determine and set forth in the applicable Award Agreement the time or times at which an Option shall become vested and exercisable. To the extent not exercised, vested installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5. Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Paired Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

5.6. Method of Exercise. The exercise of an Option shall be made only by giving notice in the form and to the Person designated by the Company, specifying the number of Paired Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted. The Option Price for any Paired Shares purchased pursuant to the exercise of an Option shall be paid in any or any combination of the following forms: (a) cash or its equivalent (e.g., a check) or (b) if permitted by the Committee, (i) the transfer, either actually or by attestation, to the Company of Paired Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee, (ii) the withholding of Paired Shares otherwise issuable upon exercise of the Option, such withholding to be upon such terms and conditions as determined by the Committee or (c) in the form of other property as determined by the Committee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the Option to the Company, which shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. No fractional Paired Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Paired Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Paired Shares.

5.7. Rights of Participants. No Participant shall be deemed for any purpose to be the owner of any Paired Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Company Common Shares and ESH REIT shall have issued and delivered REIT Shares (whether or not certificated) to the Participant, a securities broker acting on behalf of the Participant or such other nominee of the Participant and (c) the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a shareholder of record on the books of the Company and ESH REIT. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Paired Shares, subject to such terms and conditions as may be set forth in the applicable Award Agreement.

5.8. Effect of Change in Control. Any specific terms applicable to an Option in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

6.	Stock Appreciation Rights.

6.1. Grant. Subject to Section 3.6, the Committee may grant Stock Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option. Notwithstanding anything to the contrary, the Committee may only grant Stock Appreciation Rights to the extent that the terms and conditions of any such grants of Stock Appreciation Rights as set forth in an Award Agreement shall comply with Section 409A of the Code and all regulations and other guidance issued thereunder.

6.2. Terms; Duration. Stock Appreciation Rights shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, however, that unless the Committee provides otherwise, a Stock Appreciation Right may, upon the death of the Participant prior to the expiration of the Award, be exercised for up to one (1) year following the date of the Participant’s death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted. The Committee may, subsequent to the granting of any Stock Appreciation Right, extend the period within which the Stock Appreciation Right may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Stock Appreciation Right could have been exercised and the 10th anniversary of the date of grant of the Stock Appreciation Right.

6.3. Amount Payable. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Paired Share on the last business day preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Paired Share on the date the

Stock Appreciation Right was granted (the “Base Price”) by (ii) the number of Paired Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.

6.4. Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant only by giving notice in the form and to the Person designated by the Company, specifying the number of Paired Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the Stock Appreciation Right being exercised, which shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant.

6.5. Form of Payment. Payment of the amount payable upon exercise of a Stock Appreciation Right may be made in the discretion of the Committee solely in whole Paired Shares in a number determined at their Fair Market Value on the last business day preceding the date of exercise of the Stock Appreciation Right, solely in cash or in a combination of cash and Paired Shares. If the Committee decides to make full payment in Paired Shares and the amount payable results in a fractional Paired Share, payment for the fractional Paired Share will be made in cash.

6.6. Effect of Change in Control. Any specific terms applicable to a Stock Appreciation Right in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

7.	Dividend Equivalent Rights.

Subject to Section 3.6, the Committee may grant Dividend Equivalent Rights, either in tandem with an Award or as a separate Award, to Eligible Individuals in accordance with the Plan. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Award Agreement evidencing the Award. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Paired Shares or deemed (notionally) to be reinvested in Paired Shares. Dividend Equivalent Rights may be settled in cash or Paired Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee. The terms and conditions of any grants of Dividend Equivalent Rights as set forth in an Award Agreement shall comply with Section 409A of the Code and all regulations and other guidance issued thereunder.

8.	Restricted Stock; Restricted Stock Units.

8.1. Restricted Stock. Subject to Section 3.6, the Committee may grant Awards of Restricted Stock to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Award Agreements may require that an appropriate legend be placed on Paired Share certificates. Paired Shares in a book entry account in Participant’s name may have appropriate stop transfer instructions to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.1.

(a) Rights of Participant. Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Award Agreement evidencing the Award and any other documents which the Committee may require as a condition to the issuance of such Paired Shares. At the discretion of the Committee, Paired Shares issued in connection with an Award of Restricted Stock may be held in escrow by an agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon the issuance of the Paired Shares, the Participant shall have all of the rights of a shareholder with respect to such Paired Shares, including the right to vote the Paired Shares and to receive all dividends or other distributions paid or made with respect to the Paired Shares.

(b) Terms and Conditions. Each Award Agreement shall specify the number of shares of Restricted Stock to which it relates, the conditions which must be satisfied in order for the Restricted Stock to vest and the circumstances under which the Award will be forfeited.

(c) Delivery of Shares. Upon the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Paired Shares to be delivered to the Participant with respect to such shares of Restricted Stock, free of all restrictions hereunder.

(d) Treatment of Dividends. At the time an Award of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Paired Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Paired Shares and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Paired Shares (which shall be held as additional shares of Restricted Stock) or held in cash. Payment of deferred dividends in respect of shares of Restricted Stock (whether held in cash or as additional shares of Restricted Stock), shall be made upon the lapsing of restrictions imposed on the shares of Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any shares of Restricted Stock shall be forfeited upon the forfeiture of such shares of Restricted Stock.

(e) Effect of Change in Control. Any specific terms applicable to Restricted Stock in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

8.2. Restricted Stock Unit Awards. Subject to Section 3.6, the Committee may grant Awards of Restricted Stock Units to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each such Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 8.2.

(a) Payment of Awards. Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee of an amount equal to the Fair Market Value of a Paired Share as of the date the Restricted Stock Unit becomes vested or such other date as determined by the Committee at the time the Restricted Stock Unit is granted. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Committee may provide for the settlement of Restricted Stock Units in cash or with Paired Shares having a Fair Market Value equal to the amount to which the Participant has become entitled or a combination thereof.

(b) Effect of Change in Control. Any specific terms applicable to Restricted Stock Units in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

9.	Performance Awards.

9.1. Performance Units and Performance Share Units. Subject to Section 3.6, the Committee may grant Awards of Performance Units and/or Performance Share Units to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement.

(a) Performance Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee (including without limitation, a continued employment requirement following the end of the applicable Performance Period), represent the right to receive payment as provided in Sections 9.1(c) and (d) of the specified dollar amount or a percentage of the specified dollar amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit.

(b) Performance Share Units. Performance Share Units shall be denominated in Paired Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee, (including without limitation, a continued employment requirement following the end of the applicable Performance Period), represent the right to receive payment as provided in Sections 9.1(c) and (d) of the Fair Market Value of a Paired Share on the date the Performance Share Unit was granted, the date the Performance Share Unit became vested or any other date specified by the Committee or a percentage of such amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit.

(c) Terms and Conditions; Vesting and Forfeiture. Each Award Agreement shall specify the number of Performance Units or Performance Share Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the of Performance Units or Performance Share Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited; provided, however, that no Performance Cycle for Performance Units or Performance Share Units shall be less than one (1) year.

(d) Payment of Awards. Subject to Section 9.3(c), payment to Participants in respect of vested Performance Share Units and Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Committee may determine that the Award has become vested. Such payments may be made entirely in Paired Shares valued at their Fair Market Value, entirely in cash or in such combination of Paired Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in shares of Restricted Stock, the Committee must determine the extent to which such payment will be in shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

9.2. Performance-Based Restricted Stock. Subject to Section 3.6, the Committee, may grant Awards of Performance-Based Restricted Stock to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each Award Agreement may require that an appropriate legend be placed on Paired Share certificates. Paired Shares in a book entry account in Participant’s name may have appropriate stop transfer instructions to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Awards of Performance-Based Restricted Stock shall be subject to the following terms and provisions:

(a) Rights of Participant. Performance-Based Restricted Stock shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted or at such other time or times as the Committee may determine; provided, however, that no Performance-Based Restricted Stock shall be issued until the Participant has executed an Award Agreement evidencing the Award, and any other documents which the Committee may require as a condition to the issuance of such Performance-Based Restricted Stock. At the discretion of the Committee, Paired Shares issued in connection with an Award of Performance-Based Restricted Stock may be held in escrow by an agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon issuance of the Paired Shares, the Participant shall have all of the rights of a shareholder with respect to such Paired Shares, including the right to vote the Paired Shares and to receive all dividends or other distributions paid or made with respect to the Paired Shares.

(b) Terms and Conditions. Each Award Agreement shall specify the number of shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance-Based Restricted Stock to vest, the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited; provided, however, that no Performance Cycle for Performance-Based Restricted Stock shall be less than one (1) year.

(c) Treatment of Dividends. At the time the Award of Performance-Based Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on Paired Shares represented by such Award which have been issued by the Company to the Participant shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Paired Shares (which shall be held as additional shares of Performance-Based Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of shares of Performance-Based Restricted Stock (whether held in cash or in additional Paired Shares of Performance-Based Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance-Based Restricted Stock.

(d) Delivery of Shares. Upon the lapse of the restrictions on shares of Performance-Based Restricted Stock awarded hereunder, the Committee shall cause a stock certificate or evidence of book entry Paired Shares to be delivered to the Participant with respect to such Paired Shares, free of all restrictions hereunder.

9.3. Performance Objectives.

(a) Establishment. With respect to any Performance Awards intended to constitute Performance-Based Compensation, Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per share, (ii) operating income, (iii) return on equity or assets, (iv) cash flow, (v) net cash flow, (vi) cash flow from operations; (vii) EBITDA, (viii) increased revenues, (ix) revenue ratios; (x) cost reductions; (xi) cost ratios; (xii) overall revenue or sales growth, (xiii) expense reduction or management, (xiv) market position, (xv) total shareholder return, (xvi) return on investment, (xvii) earnings before interest and taxes (EBIT), (xviii) net income, (xix) return on net assets, (xx) economic value added, (xxi) shareholder value added, (xxii) cash flow return on investment, (xxiii) net operating profit, (xxiv) net operating profit after tax, (xxv) return on capital, (xxvi) return on invested capital or (xxvii) any combination of the foregoing. With respect to Performance Awards not intended to constitute Performance-Based Compensation, Performance Objectives may be based on any of the foregoing or any other performance criteria as may be established by the Committee. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. In the case of a Performance Award which is intended to constitute Performance-Based Compensation, the Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (i) the date on which a quarter of the Performance Cycle has elapsed and (ii) the date which is ninety (90) days after the commencement of the Performance Cycle and in any event while the performance relating to the Performance Objectives remains substantially uncertain.

(b) Effect of Certain Events. The Committee may, at the time the Performance Objectives in respect of a Performance Award are established, provide for the manner in which performance will be measured against the Performance Objectives to reflect the impact of specified events, including any one or more of the following with respect to the Performance Period (i) the gain, loss, income or expense resulting from changes in accounting principles or tax laws that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; or (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the Performance Objectives are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee and, in respect of Performance Awards intended to constitute Performance-Based Compensation, such adjustments shall be permitted only to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of any Performance Award as Performance-Based Compensation.

(c) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation. In respect of a Performance Award, the Committee may, in its sole discretion, reduce the amount of cash paid or number of Paired Shares to be issued or that have been issued and that become vested or on which restrictions lapse. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to any Performance Award intended to constitute Performance-Based Compensation if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as Performance-Based Compensation.

(d) Effect of Change in Control. Any specific terms applicable to a Performance Award in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

10.	Share Awards.

Subject to Section 3.6, the Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

11.	Effect of Termination of Employment; Transferability.

11.1. Termination. The Award Agreement evidencing the grant of each Award shall set forth the terms and conditions applicable to such Award upon Termination, which shall be as the Committee may, in its discretion, determine at the time the Award is granted or at anytime thereafter, and which terms and conditions may include provisions regarding the treatment of an Award in the event of a Termination by reason of a divestiture of any Subsidiary or Division or other assets of the Company or any Subsidiary.

11.2. Transferability of Awards and Paired Shares.

(a) Non-Transferability of Awards. Except as set forth in Section 11.2(c) or (d) or as otherwise permitted by the Committee and as set forth in the applicable Award Agreement, either at the time of grant or at anytime thereafter, no Award shall be (i) sold, transferred or otherwise disposed of, (ii) pledged or otherwise hypothecated or (iii) subject to attachment, execution or levy of any kind; and any purported transfer, pledge, hypothecation, attachment, execution or levy in violation of this Section 11.2 shall be null and void.

(b) Restrictions on Paired Shares. The Committee may impose such restrictions on any Paired Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, restrictions under the requirements of any stock exchange or market upon which such Paired Shares are then listed or traded and restrictions under any blue sky or state securities laws applicable to such Paired Shares.

(c) Transfers By Will or by Laws of Descent or Distribution. Any Award may be transferred by will or by the laws of descent or distribution; provided, however, that (i) any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Agreement; and (ii) the Participant’s estate or beneficiary appointed in accordance with this Section 11.2(c) will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority.

(d) Beneficiary Designation. Each Participant may, from time to time, name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise any rights of the Participant under any Award granted under the Plan in the event of the Participant’s death before he or she receives any or all of such benefit or exercises such Award. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits under Awards remaining unpaid at the Participant’s death and rights to be exercised following the Participant’s death shall be paid to or exercised by the Participant’s estate.

12.	Adjustment upon Changes in Capitalization.

12.1. In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (a) the maximum number of Company Common Shares or other stock or securities with respect to which Awards may be granted under the Plan, (b) the maximum number of Company Common Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (c) the maximum number of Company Common Shares or other stock or securities with respect to which Awards may be granted to any Eligible Individual in any calendar year, (d) the number of Paired Shares, Company Common Shares or other stock or securities, cash or other property which are subject to outstanding Awards granted under the Plan and the exercise price therefore, if applicable, and (e) the Performance Objectives.

12.2. Any such adjustment in the Company Common Shares or other stock or securities (a) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, (b) subject to outstanding Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Awards as Performance-Based Compensation and (c) with respect to any Award that is not subject to Section 409A of the Code, in a manner that would not subject the Award to Section 409A of the Code and, with respect to any Award that is subject to Section 409A of the Code, in a manner that complies with Section 409A of the Code and all regulations and other guidance issued thereunder.

12.3. If, by reason of a Change in Capitalization, pursuant to an Award, a Participant shall be entitled to, or shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Paired Shares subject to the Award, prior to such Change in Capitalization.

13.	Effect of Certain Transactions.

13.1. Except as otherwise provided in the applicable Award Agreement, in connection with a Corporate Transaction, either:

(a) outstanding Awards shall, unless otherwise provided in connection with the Corporate Transaction, continue following the Corporate Transaction and shall be adjusted if and as provided for in the agreement or plan (in the case of a liquidation or dissolution) entered into or adopted in connection with the Corporate Transaction (the “Transaction Agreement”), which may include, in the sole discretion of the Committee or the parties to the Corporate Transaction, the assumption or continuation of such Awards by, or the substitution for such Awards of new awards of, the surviving, successor or resulting entity, or a parent or subsidiary thereof, or the Company or ESH REIT with such adjustments as to the number and kind of shares or other securities or property subject to such new awards, exercise prices and other terms of such new awards as the Committee or the parties to the Corporate Transaction shall agree, or

(b) outstanding Awards shall terminate upon the consummation of the Corporate Transaction; provided, however, that vested Awards shall not be terminated without:

(i) in the case of vested Options and Stock Appreciation Rights (including those Options and Stock Appreciation Rights that would become vested upon the consummation of the Corporate Transaction), (1) providing the holders of affected Options and Stock Appreciation Rights a period of at least fifteen (15) calendar days prior to the date of the consummation of the Corporate Transaction to exercise the Options and Stock Appreciation Rights, or (2) providing the holders of affected Options and Stock Appreciation Rights payment (in cash or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Paired Share covered by the Option or Stock Appreciation Rights being cancelled an amount equal to the excess, if any, of the per Paired Share price to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the Option Price of the Option or the Base Price of the Stock Appreciation Rights, or

(ii) in the case vested Awards other than Options or Stock Appreciation Rights (including those Awards that would become vested upon the consummation of the Corporate Transaction), providing the holders of affected Awards payment (in cash or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Paired Share covered by the Award being cancelled of the per Paired Share price to be paid or distributed to stockholders in the Corporate Transaction, in each case with the value of any non-cash consideration to be determined by the Committee in good faith.

(c) For the avoidance of doubt, if the amount determined pursuant to clause (b)(i)(2) above is zero or less, the affected Option or Stock Appreciation Rights may be cancelled without any payment therefor.

13.2. Without limiting the generality of the foregoing or being construed as requiring any such action, in connection with any such Corporate Transaction the Committee may, in its sole and absolute discretion (but subject to Section 3.6), cause any of the following actions to be taken effective upon or at any time prior to any Corporate Transaction (and any such action may be made contingent upon the occurrence of the Corporate Transaction):

(a) cause any or all unvested Options and Stock Appreciation Rights to become fully vested and immediately exercisable (as applicable) and/or provide the holders of such Options and Stock Appreciation Rights a reasonable period of time prior to the date of the consummation of the Corporate Transaction to exercise the Options and Stock Appreciation Rights;

(b) with respect to unvested Options and Stock Appreciation Rights that are terminated in connection with the Corporate Transaction, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each Paired Share covered by the Option or Stock Appreciation Right being terminated in an amount equal to all or a portion of the excess, if any, of the per Paired Share price to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the exercise price of the Option or the Base Price of the Stock Appreciation Right, which may be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction or, to the extent permitted by Section 409A of the Code, at such other time or times as the Committee may determine;

(c) with respect to unvested Awards (other than Options or Stock Appreciation Rights) that are terminated in connection with the Corporate Transaction, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each Paired Share covered by the Award being terminated in an amount equal to all or a portion of the per Paired Share price to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith), which may be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction or, to the extent permitted by Section 409A of the Code, at such other time or times as the Committee may determine.

13.3.

(a) Notwithstanding anything to the contrary, the Committee may, in its sole discretion, provide in the Transaction Agreement or otherwise for different treatment for different Awards or Awards held by different Participants and, where alternative treatment is available for a Participant’s Awards, may allow the Participant to choose which treatment shall apply to such Participant’s Awards.

(b) Any action permitted under this Section 13 may be taken without the need for the consent of any Participant. To the extent a Corporate Transaction also constitutes a Change in Capitalization and action is taken pursuant to this Section 13 with respect to an outstanding Award, such action shall conclusively determine the treatment of such Award in connection with such Corporate Transaction notwithstanding any provision of the Plan to the contrary (including Section 12).

(c) To the extent the Committee chooses to make payments to affected Participants pursuant to Section 13.1(b)(i)(2) or (ii) or Section 13.2(b) or (c) above, any Participant who has not returned any letter of transmittal or similar acknowledgment that the Committee requires be signed in connection with such payment within the time period established by the Committee for returning any such letter or similar acknowledgement shall forfeit his or her right to any payment and his or her associated Awards may be cancelled without any payment therefor.

14.	Interpretation.

14.1. Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

14.2. Compliance with Section 409A. All Awards granted under the Plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and all regulations and other guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Award) to cause the Plan or any Award granted hereunder to comply with Section 409A of the Code and all regulations and other guidance issued thereunder or to not be subject to Section 409A of the Code. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A of the Code and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.

14.3. Section 162(m).

(a) Performance-Based Compensation Awards. Unless otherwise determined by the Committee at the time of grant and subject to Section 14.3(b), each Option, Stock Appreciation Right and Performance Award granted to an Eligible Individual who is also a Covered Employee is intended to constitute Performance-Based Compensation; provided, that no Award granted following the Transition Period shall be intended to constitute Performance-Based Compensation unless the stockholder approval and other requirements of Section 162(m) to enable Awards to qualify as Performance-Based Compensation have been satisfied. If any provision of the Plan or any Award Agreement relating to an Award that is intended to constitute Performance-Based Compensation does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements and, in the case of any Performance Award, no provision of the Plan or any Award Agreement shall be deemed to confer upon the Committee any discretion to increase the amount of compensation otherwise payable in connection with any such Award upon the attainment of the Performance Objectives.

(b) Section 162(m) Transition Period.

(1)	With respect to Options, Stock Appreciation and Performance Awards granted during the Transition Period and with respect to which on the transition relief provided in Treas. Reg. §1.162-27(f) (“Transition Relief”) is applicable (“Transition Awards”), the Company intends to rely, to the maximum extent possible, on such Transition Relief. Accordingly, the requirements in this Plan applicable to Awards intended to constitute Performance-Based Compensation shall not apply to Transition Awards which, without limiting the generality of the foregoing, include the provisions of Section 4.2 and those provisions of Sections 3.1(b), 4.3(a) and 9 that apply only to Awards intended to constitute Performance-Based Compensation.

(2)	With respect to Awards granted during the Transition Period other than Transition Awards, and with respect to all Awards granted following the Transition Period, the stockholder approval and other requirements of Section 162(m) must be satisfied for those Awards to be intended to qualify as Performance-Based Compensation.

15.	Term; Plan Termination and Amendment of the Plan; Modification of Awards.

15.1. Term. The Plan shall terminate on the Plan Termination Date and no Award shall be granted after that date. The applicable terms of the Plan and any terms and conditions applicable to Awards granted prior to the Plan Termination Date shall survive the termination of the Plan and continue to apply to such Awards.

15.2. Plan Amendment or Plan Termination. The Board may earlier terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a) no such amendment, modification, suspension or termination shall impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Paired Shares which he or she may have acquired through or as a result of the Plan; and

(b) to the extent necessary under any applicable law, regulation or exchange requirement, no other amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

15.3. Modification of Awards. No modification of an Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Participant.

16.	Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17.	Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Award other than at the sole discretion of the Committee;

(b) limit in any way the right of the Company or any of its Subsidiaries to terminate the employment of or the provision of services by any person at any time;

(c) be evidence of any agreement or understanding, express or implied, that the Company will pay any person at any particular rate of compensation or for any particular period of time; or

(d) be evidence of any agreement or understanding, express or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

18.	Regulations and Other Approvals; Governing Law.

18.1. Governing Law. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

18.2. Compliance with Law.

(a) The obligation of the Company to sell or deliver Company Common Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

(c) Each grant of an Award and the issuance of Company Common Shares by the Company and Class B REIT Shares by ESH REIT or other settlement of the Award is subject to compliance with all applicable federal, state and foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Paired Shares issuable by each of the Company and ESH REIT pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Company Common Shares by the Company and REIT Shares by ESH REIT, no Awards shall be or shall be deemed to be granted or payment made or Company Common Shares issued by the Company or Class B REIT Shares issued by ESH REIT, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any person exercising an Option or receiving Paired Shares in connection with any other Award shall make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

18.3. Transfers of Plan Acquired Paired Shares. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, in the event that the disposition of Paired Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Paired Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Paired Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Paired Shares, to represent and warrant to the Company in writing that the Paired Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Paired Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

19.	Miscellaneous.

19.1. Forfeiture Events; Clawback. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award.

19.2. Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to or, subject to Section 3.5, in substitution for one or more Awards previously granted to that Eligible Individual.

19.3. Withholding of Taxes.

(a) The Company or any of its Subsidiaries, including ESH REIT, may withhold from any payment of cash or Paired Shares to a Participant or other person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or take any other action it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant or exercise of any Award under the Plan. The Company or any of its Subsidiaries shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by the Company or any of its Subsidiaries to meet any tax reporting obligation as a condition to exercise or before making any payment or the issuance or release of any Paired Shares pursuant to an Award. If specified in an Award Agreement at the time of grant or otherwise approved by the Committee, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Award, elect to (i) make a cash payment to the Company, (ii) have withheld a portion of the Paired Shares then issuable to him or her from both the Company and ESH REIT or (iii) surrender Paired Shares owned by the Participant prior to the exercise, vesting or other settlement of an Award, in each case having an aggregate Fair Market Value equal to the withholding taxes to each of the Company and ESH REIT.

(b) If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Paired Share or Paired Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Paired Share or Paired Shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

19.4.Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized Paired Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award granted under the Plan.